Prospect Energy Corporation Schedules Second Fiscal Quarter Earnings Release and Conference Call for the Period Ended December 31, 2004

NEW YORK, NY -- 02/07/2005 -- Prospect Energy Corporation (NASDAQ: PSEC) (the "Company") announced today that the Company will report earnings before the opening of the markets at 9:30 a.m. (Eastern Time) on Thursday, February 10, 2005, for its second fiscal quarter ended December 31, 2004. The Company will host a conference call Thursday, February 10, 2005, at 12:00 p.m. (Eastern Time). The conference call dial-in number will be 1-877-407-8289. A recording of the conference call will be available for approximately 7 days. To hear a replay, call 1-877-660-6853 and use Playback Account # 1628 and Playback Conference ID # 138714.

About Prospect Energy Corporation

Prospect Energy Corporation is a financial services company that lends to and invests in energy-related businesses and assets. Prospect Energy's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

Contact:
Please send investment proposals to:
Prospect Energy Corporation
John Barry (jbarry@prospectstreet.com)
Grier Eliasek (grier@prospectstreet.com)
212-448-0702